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                                January 21, 2004




Board of Directors
Jefferson Bancshares, Inc.
120 Evans Avenue
Morristown, TN 37814

      Re:   Jefferson Bancshares, Inc. 2004 Stock-Based Incentive Plan

Gentlemen:


    We have been requested by Jefferson Bancshares, Inc., a Tennessee corporation (the "Company"), to issue our opinion in connection with the registration (the "Registration") of 698,750 shares of the Company's common stock, $.01 par value ("the Shares") to be issued pursuant to the Jefferson Bancshares, Inc. 2004 Stock-Based Incentive Plan (the "Plan") upon the exercise of stock options to be granted under the Plan and 279,500 shares of Company common stock to be awarded as restricted stock pursuant to the Plan. The registration of the shares of Company common stock is being effected on Form S-8 under the Securities Act of 1933.

    We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Jefferson Federal Bank.

    Based on the foregoing and limited in all respects to Tennessee law, it is our opinion that the shares reserved for issuance under the Plan are duly authorized, and, with respect to shares of Company common stock issuable upon the exercise of stock options granted or to be granted under the Plan, upon payment for and issuance of the common stock upon exercise of such stock options, and with respect to the awards of restricted stock under the Plan, upon issuance of such shares of stock in the manner described in the Plan, will be validly issued, fully paid and nonassessable.

    This opinion is rendered to you solely for your benefit in connection with the issuance of the




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Board of Directors
Jefferson Bancshares, Inc.
January 21, 2004
Page 2

Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

    We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, to the financial statements or schedules or the other financial information or data included therein.

    We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.




                                      Very truly yours,




                                      /s/ MULDOON MURPHY & FAUCETTE LLP


                                      MULDOON MURPHY & FAUCETTE LLP